FOURTH AMENDMENT TO PARTICIPATION AGREEMENT


     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO") (collectively, the "Parties).

     WHEREAS, the Parties executed a participation agreement dated August 26, 1994 (the "Participation Agreement"), governing how shares of the Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add an additional Contract funded by the Separate Accounts;

     NOW THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and INVESCO agree as follows:

1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds the Corporate Benefits Variable Universal Life Policy to the list of Contracts funded by the Separate Accounts.

Executed this 3rd day of November, 1999.

ATTEST:                                  INVESCO Variable Investment Funds, Inc.


                                         BY: \s\Ronald L. Grooms
                                             -------------------
                                         Ronald L. Grooms
                                         Senior Vice President


ATTEST:                                  Security Life of Denver Insurance
                                         Company

                                         By: \s\Gary W. Waggoner
                                             -------------------
                                         Gary W. Waggoner
                                         Vice President


ATTEST:                                  INVESCO Funds Group, Inc.
                                         BY: \s\Ronald L. Grooms
                                             -------------------
                                         Ronald L. Grooms
                                         Senior Vice President




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                                    SCHEDULE B

                                    Contracts

1. The Exchequer Variable Annuity       (Flexible Premium Deferred Combination
                                        Fixed and Variable Annuity Contract)

2. FirstLine                            (Flexible Premium Variable Life
                                        Insurance Policy)

3. Strategic Advantage Variable         (Flexible Premium Variable Universal
   Universal Life                       Life Insurance Policy)

4. FirstLine II Variable Universal Life (Flexible Premium Variable Universal
                                        Life Insurance Policy)

5. Strategic Advantage II Variable      (Flexible Premium Variable Universal
   Universal Life                       Life Insurance Policy)

6. Variable Survivorship Universal Life (Flexible Premium Variable Universal
                                        Life Insurance Policy)

7. Corporate Benefits Variable          (Flexible Premium Variable Universal
   Universal Life                       Life Insurance Policy)